                                                                    EXHIBIT 10-F
                                                                    ------------


                          PURCHASE AND SALE AGREEMENT

                           dated as of May 16, 1994

                                    between

                          NATIONAL STEEL CORPORATION,
                                   as Seller

                                      and

                      NATIONAL STEEL FUNDING CORPORATION,
                                 as Purchaser

                               TABLE OF CONTENTS

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                                   ARTICLE I

                              CERTAIN DEFINITIONS

1.01   Certain Definitions..................................................   1

                                  ARTICLE II

                       PURCHASE AND SALE OF RECEIVABLES

2.01   Purchase and Sale....................................................   3
2.02   Purchase Price Adjustment; Repurchase................................   4

                                  ARTICLE III

                    ADMINISTRATION OF PURCHASED RECEIVABLES

3.01   Administration of Purchased Receivables..............................   5
3.02   Further Assurances...................................................   6

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

4.01   Representations and Warranties of NSFC...............................   7
4.02   Representations and Warranties of the Seller.........................   7

                                   ARTICLE V

                            CONDITIONS TO PURCHASE

5.01   Conditions to NSFC's Obligation to Purchase..........................  10

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                                  ARTICLE VI

                            COVENANTS OF THE SELLER

6.01   General Information..................................................  10
6.02   Information Regarding the Receivables................................  12
6.03   Preservation of Corporate Existence..................................  12
6.04   Compliance with Laws.................................................  12
6.05   Accounting Treatment.................................................  12
6.06   No Adverse Interests.................................................  12
6.07   No Mergers...........................................................  12
6.08   Disclosure...........................................................  12
6.09   Covenants of NSFC....................................................  13


                                  ARTICLE VII

                                 MISCELLANEOUS

7.01   Indemnity............................................................  13
7.02   Amendment and Waiver.................................................  14
7.03   No Implied Waivers; Cumulative Remedies..............................  14
7.04   Notices..............................................................  14
7.05   Costs and Expenses...................................................  14
7.06   Survival.............................................................  15
7.07   Waiver of Jury Trial.................................................  15
7.08   No Bankruptcy Petition...............................................  15
7.09   Assignment...........................................................  15
7.10   Governing Law........................................................  16
7.11   Counterparts.........................................................  16

Appendix I    Net Purchase Price of Receivables
Appendix II   Daily Reconciliation of Intercompany Transactions

                          PURCHASE AND SALE AGREEMENT

          PURCHASE AND SALE AGREEMENT, dated as of May 16, 1994, between NATIONAL STEEL CORPORATION, a Delaware corporation, as seller, and NATIONAL STEEL FUNDING CORPORATION, a Delaware corporation, as purchaser.

                                   RECITALS

     WHEREAS, in the ordinary course of its business the Seller generates trade receivables from the sale of goods and services; and

     WHEREAS, the Seller and NSFC wish to set forth the terms pursuant to which receivables are to be sold by the Seller to NSFC;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS
                              -------------------

     1.01 Certain Definitions. Terms not defined in this Agreement shall have the meanings set forth in the Receivables Purchase Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings:

     "Agreement" means this Purchase and Sale Agreement, as amended from time to time.

     "Eligibility Criteria" means, as to any Receivable:

     (a) such Receivable has an original maturity of not greater than 90 days, at the time of its transfer pursuant hereto is not more than 30 days past due and has been entered into and originated in accordance with the Credit and Collection Policy;

     (b) such Receivable constitutes an "account" under the UCC and is an "account receivable" constituting part or all of the sales price of merchandise or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act of 1940, as amended;

     (c) such Receivable is a Dollar-denominated obligation payable in the United States (and payment of which has been directed to a Lockbox Account) of
(A) a Person domiciled in the United States which is neither (i) an Affiliate of the Seller nor (ii) the United States of America, or any State or

any agency or instrumentality or subdivision thereof or (B) a Person otherwise approved in writing by the Required Buyers and as to which S&P has confirmed that including of such Obligor will not adversely affect the rating of the Buyer's Certificates;

     (d) such Receivable complies with all applicable requirements of law, including without limitation, usury laws, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System;

     (e) such Receivable has been billed to the related Obligor, or the related Obligor is otherwise liable in respect thereof, and payment in respect thereof has been directed to a Lockbox Account, and such Receivable is not a "bill and hold" Receivable;

     (f) such Receivable is the legal, valid and binding payment obligation of the Obligor, enforceable against such Obligor in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and is not subject to statutory or regulatory restrictions or transfer ;

     (g) all consents, licenses, approvals, or authorizations of required to be obtained in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Seller of the related Contract, or in connection with the sale of such Receivable to NSFC, have been duly obtained and the sale of such Receivable to NSFC complies with all applicable requirements of law;

     (h) immediately prior to the sale of such Receivable to NSFC, the Seller is the sole owner of all right, title and interest in and to such Receivable, any Related Security, any Collections and any proceeds of the foregoing and has good and marketable title thereto free and clear of all Adverse Interests; without limiting the generality of the foregoing, such Receivable does not constitute proceeds of inventory or other assets pledged to another Person;

     (i) the transfer of such Receivable under this Agreement constitutes a valid sale to NSFC of all right, title and interest of the Seller in the Receivable, any Related Security, any Collections and any proceeds, enforceable against all creditors of and purchasers from the Seller; and

     (j) upon the sale of such Receivable to NSFC, NSFC has a first priority perfected security interest in such Receivable and owns such Receivable, any Related Security, any Collections and any proceeds of the foregoing, free of any Adverse Interest.

"Final Purchase Date" means the earlier of (i) the date specified by either party hereto, upon not less than 30 days' prior written notice to the other party hereto, as the last day on which Receivables are to be purchased hereunder and (ii) the Business Day preceding the day on which any Bankruptcy Event occurs with respect to the Seller or NSFC.

     "NSFC" means National Steel Funding Corporation, a Delaware corporation, and its successors.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of May 16, 1994, among NSFC, the financial institutions party thereto, as Buyers, NSC, as Servicer, Morgan Guaranty Trust Company of New York, The Fuji Bank and Trust Company, The Mitsubishi Bank, Ltd. and Comerica Bank, as Letter of Credit Issuing Banks, J.P. Morgan Delaware, as Reserve Letter of Credit Bank, Morgan Guaranty Trust Company of New York, as Administrative Agent and J.P. Morgan Delaware, as Structuring and Collateral Agent, as amended from time to time.

     "Seller" means National Steel Corporation, a Delaware corporation, and its successors.

                                  ARTICLE II

                       PURCHASE AND SALE OF RECEIVABLES
                       --------------------------------

     2.01 Purchase and Sale.

     (a) General. Pursuant and subject to the terms and conditions hereof, the Seller hereby agrees to sell to NSFC, and NSFC hereby agrees to purchase from the Seller, all of the Seller's right, title and interest in, to and under (i) each and every Receivable outstanding as of the Closing Date and thereafter arising through the close of business on the Final Purchase Date, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto and (iv) all proceeds of the foregoing.

     (b) Sale Without Recourse. Subject only to the provisions of Section 2.02, the sale of Receivables by the Seller hereunder shall be without recourse.

     (c) Purchase Price. In consideration of the sale of Receivables by the Seller to NSFC pursuant to this Agreement, NSFC shall pay to Seller, on the Closing Date and each Business Day thereafter, a purchase price for all Receivables first booked on such Business Day in an amount equal to the outstanding face amount of all such Receivables which the Seller has certified meet the Eligibility Criteria, less adjustments for (i) an interest component, taking into account the maturity of such

Receivables, (ii) an amount representing the historical losses on such Receivables and (iii) an amount representing a servicing fee, such purchase price to be calculated in accordance with Appendix I hereto. The parties hereto represent that the purchase price so calculated constitutes and represents an arm's-length fair market value price for the Receivables sold. Receivables transferred from the Seller to NSFC which are not Eligible Receivables shall be deemed contributed to the capital of NSFC. The Purchase Price for each Purchased Receivable shall, be payable (x) to the extent of cash available to NSFC, in Dollars (or in the case of the purchase of Receivables outstanding on the Closing Date, by crediting NSC with a capital contribution of $36,000,000) or
(y) to the extent cash is not so available, by a deemed advance under the Parent Note. In addition, NSFC agrees to procure the issuance of Letters of Credit pursuant to the Receivables Purchase Agreement, such Letters of Credit to be as specified by NSC. The amount of any drawing under any such Letter of Credit shall be credited against the outstanding balance under the Parent Note, and the amount of L/C fees paid under the Receivables Purchase Agreement shall be credited against interest accruing under the Parent Note.

     (d) True Sale. The Seller and NSFC intend the sales of the Receivables hereunder to be true sales of all of the Seller's right, title and interest in, to and under such Receivables, providing NSFC with the full benefits of ownership of the same, and the Seller and NSFC do not intend this transaction to be, or for any purpose to be characterized as, a loan secured by such Receivables. If despite such intention, a court characterizes the sale of Receivables hereunder as a loan rather than a true sale, then the Seller hereby grants to NSFC a first priority perfected security interest in, to and under all of the Seller's right, title and interest in, to and under each and every Receivable arising on and after the Closing Date through the close of business on the Final Purchase Date, together with all Related Security with respect thereto, all Collections with respect thereto and all proceeds of the foregoing, for the purpose of securing the rights of NSFC under this Agreement.

     2.02  Purchase Price Adjustment; Repurchase.

     (a) The Seller hereby agrees that if (x) the Seller's representation and warranty made pursuant to Section 5.01(a) is incorrect when made at the time of the purchase of a Receivable, (and the provisions of subsection (c) below do not apply) or (y) a Receivable certified as meeting the Eligibility Criteria on the date of purchase thereafter becomes evidenced in a form (such as a promissory note) as to which filing is not the appropriate method of perfection under the UCC, the Seller shall, within two Business Days of discovery by or notice to the Seller of such fact, make payment to NSFC, or credit the purchase price otherwise payable by NSFC hereunder, in an amount equal to the then Outstanding Balance of such Receivable. Such Receivable shall not be reconveyed to the Seller but Collections subsequently received by NSFC in respect thereof shall be paid over promptly to the Seller after receipt.

     (b) If on any day the Outstanding Balance of a Purchased Receivable (or the amount thereof treated as an "Eligible Receivable" under the Receivables Purchase Agreement) is reduced or canceled as a result of any Dilution Adjustment or dispute, defense, counterclaim or setoff with respect to such Receivable, NSC shall pay to NSFC on such day (or, if such day is not a Business Day, the next succeeding Business Day) the amount of such reduction or cancellation.

     (c) If at any time NSFC does not (except due to circumstances described in clause (y) of subsection (a) above) have a perfected ownership interest in any Receivable certified as meeting the Eligibility Criteria on the date of purchase, free and clear of any Adverse Interest, the Seller shall purchase such Receivable from NSFC for an amount equal to the aggregate then Outstanding Balance thereof within two Business Days of discovery by or notice to the Seller of such fact. With respect to all Receivables repurchased by the Seller, NSFC shall, against receipt of the purchase price therefor, assign, without recourse, representation or warranty, to the Seller all of NSFC's right, title and interest in and to such Receivables. NSFC shall execute such documents and instruments of transfer and assignment prepared by the Seller and take such other actions as shall be reasonably requested by the Seller to effect the reconveyance of such Receivables. The Seller shall thereafter assure that Collections with respect to such Receivables shall not be commingled with the Collections on Purchased Receivables.

                                  ARTICLE III

                    ADMINISTRATION OF PURCHASED RECEIVABLES
                    ---------------------------------------

     3.01  Administration of Purchased Receivables.

     (a) Consistent with NSFC's ownership of the Purchased Receivables, NSFC shall be solely responsible for servicing, administering and collecting the Purchased Receivables, and the Seller, as seller, shall have no obligation whatsoever in this regard. The Seller hereby grants NSFC an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps necessary or desirable, as determined by NSFC, to collect all amounts due under any Purchased Receivable, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections, enforcing such Purchased Receivables and the related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as the Seller would have been entitled.

     (b) Upon NSFC's request, the Seller shall promptly deliver to NSFC all records relating to the Purchased Receivables, and, until such delivery, hold all such records in trust for NSFC. The Seller will clearly indicate in its corporate records that Purchased Receivables are owned by NSFC or otherwise mark its records relating to Purchased Receivables with a legend evidencing that NSFC has purchased and owns such Receivables.

     (c) The Seller shall hold in trust for the benefit of NSFC any Collections received directly by the Seller with respect to any Purchased Receivables and shall deposit such Collections in the Collection Account within two Business Days of the receipt thereof.

     3.02  Further Assurances.

     (a) The Seller shall, from time to time, do and perform any and all acts and execute any and all documents (including, without limitation any amendment, supplement or continuation of any financing statements and continuation statements under the UCC, the execution of any instrument of transfer, the giving of notice of the sale of Receivables hereunder to any Obligor and the making of notations in the records) as may be necessary, or as may be requested by NSFC, in order to effect the purposes of this Agreement and to protect the interests of NSFC in the Purchased Receivables against all Persons whomsoever. To the fullest extent permitted by applicable law, NSFC shall be permitted to sign and file financing and continuation statements with respect to the Purchased Receivables and amendments thereto without the Seller's execution thereof.

     (b) The Seller shall not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC) or relocate its chief executive office or any office where records are kept unless it shall have (i) given NSFC at least 30 days' prior written notice thereof and (ii) delivered an opinion of counsel (which counsel and which opinion shall be satisfactory to NSFC) to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the interest of NSFC in the Purchased Receivables, for the period specified in such opinion, against all creditors of and purchasers from the Seller have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full. The Seller shall at all times maintain its chief executive office within the jurisdiction of the United States in which Article 9 of the Uniform Commercial Code (1972 or later revision) is in effect.

     (c) The Seller agrees that, subject to applicable laws, NSFC shall have the right, if the Seller fails to do so, to do all such acts and things as it may deem necessary to protect the interests of NSFC, including, without limitation, confirmation and verification of the existence, amount and status of the Purchased Receivables and collection and enforcement of the Purchased Receivables, and that the Seller shall cooperate fully to give effect to the foregoing.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     4.01  Representations and Warranties of NSFC.

     NSFC hereby makes the representations set forth in Sections 4.01 through
4.05 of the Receivables Purchase Agreement.

     4.02  Representations and Warranties of the Seller.

     The Seller hereby represents and warrants that:

     (a) Organization and Qualification. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and it is duly qualified to do business in each jurisdiction in which the ownership of its properties or the nature of its activities requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on the collectibility of the Receivables or its ability to perform its obligations under the Program Documents.

     (b) Corporate Power. It has the corporate power and authority to execute and deliver the Program Documents and to perform its obligations thereunder.

     (c) Execution and Binding Effect. Each of the Program Documents to which it is a party has been duly and validly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of NSFC enforceable in accordance with its terms.

     (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification or filing (other than the filing of Form UCC-1 financing statements) with, any governmental office or agency is or will be necessary or advisable in connection with the execution and delivery by it of the Program Documents to which it is a party or the performance by it of or the compliance by it with the terms and conditions thereof.

     (e) Absence of Conflicts. The execution and delivery by it of the Program Documents and the performance by it of and the compliance by it with the terms and conditions thereof do not and will not (i) violate any law, statute, rule or regulation or (ii) conflict with or result in a breach of or a default under (A) its charter or by-laws or (B) any agreement or instrument to which it is a party or by which it or any of its properties bound or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any of its property.

     (f) Perfection Information. As of the Closing Date: (i) the information set forth regarding the Seller in the perfection certificate delivered pursuant to the Receivables Purchase Agreement is true and correct, (ii) the information set forth in the Appendices thereto with respect to the locations and values of off-site inventory are generally representative of the locations and values of the Seller's off-site inventory, and (iii) no Receivables arise from the sale of inventory by any Subsidiary or other Affiliate of the Seller or any other Person other than the Seller.

     (g) Accurate and Complete Disclosure. No information furnished in writing by it pursuant to or in connection with this Agreement is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

     (h) Litigation. There are no proceedings or investigations pending, or to its knowledge, threatened, against it (A) asserting the invalidity of the Program Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Program Documents, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by it of its obligations under the Program Documents or (ii) the validity or enforceability of the Program Documents or the collectibility of the Receivables.

     (i) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (j) Financial Condition. (i) The consolidated balance sheet of the Seller and its consolidated subsidiaries as of December 31, 1993 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Ernst & Young, a copy of which has been delivered to NSFC, fairly present, in conformity with GAAP, the consolidated financial position of the Seller and its consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (ii) Since December 31, 1993 there has been no material adverse change in the business, financial position, results of operations or prospects of the Seller and its consolidated subsidiaries, considered as a whole, or in its ability to perform its obligations under the Program Documents.

     (k) Margin Regulations. None of the funds provided by NSFC hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     (l) Environmental Matters. In the ordinary course of its business, the Seller conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Seller and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Seller has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Seller and its Consolidated Subsidiaries, considered as a whole.

     (m) Investment Company Act. It is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Seller Act of 1940, as amended.

     (n) Solvency. The Seller is not insolvent and will not be insolvent following the consummation of the transactions contemplated by this Agreement. NSFC will have given reasonably equivalent and fair value to the Seller in consideration for the transfer to NSFC of each Receivable, and such transfer will not have been made for or on account of an antecedent debt owed by the Seller to NSFC.

     (o) Taxes. Each of the Seller and its Subsidiaries has filed all federal and all other material tax returns required to be filed by it and has paid all taxes payable pursuant to such returns or pursuant to other material assessments received by it.

                                   ARTICLE V

                            CONDITIONS TO PURCHASE
                            ----------------------

     5.01  Conditions to NSFC's Obligation to Purchase.

     The obligation of NSFC to purchase Receivables on any date pursuant to
Section 2.01 is subject to the condition that the Seller shall have certified to NSFC the Outstanding Balance of all Receivables to be purchased on such date which meet the Eligibility Criteria on and as of such date (such certificate to constitute a representation and warranty by the Seller to such effect).

                                  ARTICLE VI

                            COVENANTS OF THE SELLER
                            -----------------------

     The Seller covenants that:

     6.01 General Information. Promptly upon becoming aware thereof, the Seller shall give NSFC notice of any event or condition which could reasonably be expected to have a material adverse effect on the collectibility of a material amount of the Purchased Receivables or the ability of the Servicer to service such Purchased Receivables or the ability of the Seller to perform its obligations under the Program Documents. In order to verify compliance with this Section and otherwise verify compliance with this Agreement, the Seller shall furnish the following to NSFC:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a consolidated balance sheet of the Seller and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on by Ernst & Young or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Seller, a consolidated balance sheet of the Seller and its consolidated subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and for the portion of the Seller's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the responding portion of the Seller's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Seller;

     (c) together with the financial statements required in clauses (i) and (ii) above, a certificate of its chief financial officer or chief accounting officer stating that, as of the date of the relevant financial statements, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof;

     (d) as soon as possible, and in any event within ten Business Days of its knowledge thereof, notice of any litigation, investigation or proceeding against it which may exist at any time which, in its reasonable judgment, could have a material adverse effect on the collectibility of the Purchased Receivables or its ability to perform its obligations under Program Documents;

     (e) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;
  (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

     (f) promptly upon becoming aware of any Termination Event or Potential Termination Event, notice thereof.

     6.02 Information Regarding the Receivables. The Seller shall furnish to NSFC such information with respect to the Receivables as NSFC may request.

     6.03 Preservation of Corporate Existence. Except as permitted pursuant to
Section 6.07 hereof, the Seller shall preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the NSFC hereunder or (ii) its ability to perform its obligations under the Program Documents.

     6.04 Compliance with Laws. The Seller shall comply in all material respects with all laws applicable to it except to the extent that the failure so to comply could not reasonably be expected to materially adversely effect (i) the interests of the Buyers hereunder or (ii) its ability to perform its obligations under the Program Documents.

     6.05 Accounting Treatment. For accounting purposes, the Seller shall treat each purchase made hereunder as a sale of the receivables subject thereto.

     6.06 No Adverse Interests. The Seller will not cause or permit any of the Receivables, or any Related Security, any collections thereon or any proceeds of the foregoing or any Lockbox or Lockbox Account or the Collection Account to be sold, pledged, assigned or transferred or to be subject to an Adverse Interest other than the sale to NSFC hereunder.

     6.07 No Mergers. The Seller will not consolidate or merge with or into any other Person or sell all or substantially all of its assets to any other Person, provided, that the Seller may merge with a corporation if (i) 100% of the capital stock of such corporation is owned by the Seller, (ii) such corporation is not NSFC and none of the capital stock of such corporation is owned by NSFC,
(iii) the Seller is the surviving corporation in such merger and (iv) immediately after giving effect to such merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

     6.08 Disclosure. The Seller agrees that it shall make clear disclosure in its financial statements (or in the footnotes thereto), and any other similar information upon which its creditors rely, that it has sold the Receivables to NSFC.

     6.09 Covenants of NSFC. The Seller agrees, as relevant, that it shall comply with, and to cause NSFC to comply with, Section 5.08 of the Receivables Credit Agreement.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

     7.01  Indemnity.

     (a) The Seller agrees to indemnify, defend and save harmless NSFC and its directors, officers, employees and agents (each an "indemnitee"), other than for the indemnitee's own gross negligence or willful misconduct, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses and expenses of settlement, litigation or preparation therefor) which such indemnitee may incur or which may be asserted against such indemnitee by any Person (including, without limitation, any Obligor) arising from or incurred in connection with:

     (i) any breach of a representation, warranty or covenant by the Seller made or deemed made hereunder or in connection herewith or the transactions contemplated hereby,

     (ii) any action taken or, if the Seller is otherwise obligated to take action, failed to be taken, by the Seller with respect to the Receivables or any of its obligations hereunder, including, without limitation, the Seller's failure to comply with an applicable law or regulation,

     (iii) any failure attributable to the Seller to vest and maintain vested in NSFC an ownership interest in the Receivables, free and clear of any Adverse Interest,

     (iv) any products liability claim arising out of or relating to the Receivables or the related contracts,

     (v) any failure to pay when due any taxes required to be paid by the Seller, including without limitation any sales tax, excise tax or other similar tax or charge payable in connection with the Receivables and their creation or satisfaction,

     (vi) any dispute, suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order (including any such suit, action, claim or proceeding alleging a violation of any Federal or state securities laws, on tort, on contract or otherwise) which arises out of or relates to the Receivables or related contracts, or the use of the proceeds of the sale of the Purchased Receivables pursuant hereto; or

     (vii) any amount required to be paid by NSFC pursuant to Section 2.07(a) of the Receivables Purchase Agreement or any indemnity required to be paid by NSFC pursuant to Section 8.01, 8.02 or 8.03 of the Receivables Purchase Agreement.

     7.02  Amendment and Waiver.

     This Agreement may be amended, or the provisions hereof waived, from time to time by a written amendment or waiver duly executed and delivered by the Seller and, subject to Section 7.09, NSFC.

     7.03  No Implied Waivers; Cumulative Remedies.

     No course of dealing and no delay or failure of NSFC in exercising any right, power or privilege under the Program Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of NSFC under the Program Documents are cumulative and not exclusive of any rights or remedies which NSFC would otherwise have.

     7.04  Notices.

     All communications and notices pursuant hereto to either party shall be in writing (including by facsimile transmission) and addressed or delivered to it at its address (or in case of facsimile transmission, at its telecopier number at such address) at such address as may be designated by it by notice to the other party and, if mailed or sent by facsimile transmission, shall be deemed given when received.

     7.05  Costs and Expenses.

     The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of NSFC in connection with the perfection as against third parties of NSFC's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

     7.06 Survival

     This Agreement shall continue in full force and effect so long as any Receivables remain outstanding; provided that Section 7.01 shall survive termination of this Agreement.

     7.07 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     7.08 No Bankruptcy Petition.

     The Seller hereby covenants and agrees that, prior to the date which is one year and one day after the Final Payment Date, it will not institute against, or join any other Person in instituting against, NSFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State of the United States.

     7.09 Assignment.

     (a) The Seller acknowledges that NSFC will, pursuant to the Receivables Purchase Agreement, convey an ownership interest in the Receivables to the Buyers and assign all of its rights and remedies under this Agreement to the Collateral Agent as security for its obligations under the Receivables Purchase Agreement, and that, without limiting the generality of the foregoing, the representations and warranties contained in this Agreement and the rights of NSFC under Section 2.02 hereof and the indemnification provisions of Section
7.01 hereof are intended to benefit the Agents, the Issuing Banks and the Buyers. The Seller hereby consents to such conveyances and such assignment and to the terms of the Receivables Purchase Agreement and further acknowledges that pursuant to the Receivables Purchase Agreement the consent of the Required Buyers is required in respect of amendments hereof and waivers by NSFC of its rights hereunder.

     (b) The Seller shall not assign any of its rights or obligations hereunder.

     7.10  Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Seller hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Seller waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     7.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executes by their respective officers thereunto duly authorized as of the date and year first above written.

                               NATIONAL STEEL CORPORATION


                               By____________________________
                                 Name:
                                 Title:


                               NATIONAL STEEL FUNDING
                                 CORPORATION


                               By____________________________
                                 Name:
                                 Title:

                                                                      APPENDIX I

                       NET PURCHASE PRICE OF RECEIVABLES
                       ---------------------------------

For each Business Day

A.   Face amount of new Receivables meeting the
          Eligibility Criteria                                 0.00
B.   A X Average Loss to Liquidation Ratio for
          the last three Full Years X 1.5                      0.00
C.   A - B                                                     0.00
D.   C X Yield Rate X 3 month average Days
          Sales Outstanding X 1.5
          ------------------------
              360
          Yield Rate = Base Rate printed in
          the Wall Street Journal on such
          Business Day                                         0.00
E.   C - D                                                     0.00
F.   C X 2% X Days Sales Outstanding X 1.5
         ---------------------------------
         360                                                   0.00
G.   E - F [Purchase Price of New Receivables]                 0.00
H.   Less - credits under Section 2.02 of PSA                  0.00
I.   G - H [Net Purchase Price of New Receivables]             0.00
J.   Percent of new eligible Receivables                          %

                                                                     APPENDIX II

                            DAILY RECONCILIATION OF
                           INTERCOMPANY TRANSACTIONS
                           -------------------------

A.    Net Purchase Price of New Receivables          0.00

B.    Collections available for reinvestment         0.00

C.    Proceeds of new dollar funding                 0.00

D.    Lesser of A and (B + C) paid to NSC            0.00 cash
                                                     0.00
E.    If A less than (B + C), the
      difference to be:
          -  held at NSFC                            0.00
          -  paid on parent note                     0.00
          -  paid as a dividend                      0.00

F.    If (B + C) less than A, the
      difference drawn on parent note                0.00

                                       2